EXHIBIT 3
NOTICE OF INTENT TO NOMINATE,
DATED JANUARY 17, 2006

STILWELL VALUE PARTNERS III, L.P.
26 Broadway, 23rd Floor
New York, New York 10004
(212) 269-5800

January 17, 2006

By Federal Express, Messenger and Facsimile
SCPIE Holdings Inc.
1888 Century Park East
Los Angeles, California 90067

Attention: Joseph P. Henkes, Corporate Secretary

Notice of Intent to Nominate

Dear Corporate Secretary:

        This letter constitutes a notice of intent by Stilwell Value Partners III, L.P. (“Stilwell Value Partners III”) to nominate three (3) persons for election as directors of SCPIE Holdings Inc. (the “Corporation”) at the 2006 Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”). This notice is being provided to you pursuant to Section 12 of the Corporation’s Bylaws. As of the date hereof, Stilwell Value Partners III is the record shareholder of 100 shares of common stock (the “Common Stock”) of the Corporation, and beneficially owns 590,400 shares of Common Stock of the Corporation. Stilwell Value Partners III’s address, as it appears on the Corporation’s books, is 26 Broadway, 23rd Floor, New York, New York 10004.

        Stilwell Value Partners III hereby notifies the Corporation pursuant to Section 12 of the Corporation’s Bylaws that it intends to nominate Gregory Noonan, Spencer L. Schneider and Joseph Stilwell (each, a “Nominee” and together, the “Nominees”) for election to the Board of Directors of the Corporation at the Annual Meeting and that such nominations will be made by a duly authorized agent and proxy of Stilwell Value Partners III present in person at the Annual Meeting. Additionally, Stilwell Value Partners III hereby notifies the Corporation that should any of the Nominees become unavailable, it intends to nominate Enrico Sarli as an alternate nominee (the “Alternate Nominee”). As required by Section 12 of the Corporation’s Bylaws, also enclosed is the written consent of each Nominee to be named in Stilwell Value Partners III’s proxy statement and to serve as a director of the Corporation if elected. The consent of the Alternate Nominee is also enclosed. Stilwell Value Partners III is part of a group that intends to deliver a proxy statement and form of proxy to holders of at least a majority of the Corporation’s outstanding Common Stock.

        Set forth below is certain information regarding the Nominees and Alternate Nominee required by Section 12 of the Corporation’s Bylaws. The information contained herein responds fully to all of the requirements of Section 12. In certain instances in which a disclosure item is not applicable or no disclosure is required to be made pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no response has been provided below.

        The following information is based upon information provided by the Nominees and Alternate Nominee, which they have certified as being correct:

A.     Name, Age, Business Address and Residence Address

Name	Age	Business Address	Residence Address
Gregory Noonan	47	Not applicable	26 Inverness Court White Plains, NY 10605
Spencer L. Schneider	46	70 Lafayette Street New York, NY 10013	10 Waterside Plaza New York, NY 10010
Joseph Stilwell	44	26 Broadway New York, NY 10004	480 Route 164 Patterson, NY 12563
Enrico Sarli	42	200 Pemberwick Road Greenwich, CT 06830	45 Pennebrook Lane Carmel, NY 10512

B.     Principal Occupation or Employment at Present and For Past Five Years

Gregory Noonan: From 1984 through 2001, Mr. Noonan was employed by Prudential Securities Inc, New York, New York, and from 1987 onward was a senior position trader. From 1996 through 2001, he held the title of Senior Vice President. He was employed from 2002 through 2003 by Cantor Fitzgerald & Co., New York, New York, as a senior position trader. He is now retired. Mr. Noonan is a member of the Bar of the State of New York. He is not employed by any parent, subsidiary or other affiliate of the Corporation.

Spencer L. Schneider: From 1989 through the present, Mr. Schneider has been engaged in the private practice of law in New York, New York. His practice includes corporate law, securities law, litigation and real estate. He is a member of the Board of Directors of American Physicians Capital, Inc. He is not employed by any parent, subsidiary or other affiliate of the Corporation.

Joseph Stilwell: Mr. Stilwell has acted as a private investment manager overseeing the Stilwell Group of funds since 1993. Mr. Stilwell received a Bachelor of Science in Economics from The Wharton School, University of Pennsylvania. He is a member of the Board of Directors of American Physicians Capital, Inc. He is the sole and managing member of Stilwell Value LLC, which is the general partner of Stilwell Value Partners III. He is not employed by any parent, subsidiary or other affiliate of the Corporation.

Enrico Sarli: Since 2000, Mr. Sarli has been the Chief Financial Officer and Chief Operating Officer of Direct Media, Inc., a privately held list brokerage/list management organization. Mr. Sarli is a certified public accountant. He is not employed by any parent, subsidiary or other affiliate of the Corporation.

C.     Shares Owned Either Beneficially or Of Record

        Except as described in Item D below and in the following paragraph, during the past two years, none of the Nominees or the Alternate Nominee has beneficially, or of record, owned any shares of Common Stock.

        Set forth below are the dates and amounts of purchases and sales of shares of Common Stock by Stilwell Value Partners III (or any affiliate) within the past two years which are shares deemed to be beneficially held by Mr. Stilwell. All purchases of shares of Common Stock were made in open market transactions on the New York Stock Exchange.

         Purchases

Trade Date	No. of Shares	Price Per Share ($)	Total Cost ($)
11/02/05	2,000.00	15.18	30,360.00
11/03/05	21,900.00	15.26	334,137.06
11/04/05	2,000.00	15.83	31,653.00
11/07/05	1,200.00	16.50	19,800.00
11/11/05	3,800.00	17.32	65,816.00
11/15/05	1,500.00	17.23	25,846.05
11/16/05	5,500.00	18.00	98,980.20
11/17/05	6,700.00	18.15	121,605.00
11/18/05	15,000.00	19.49	292,405.50
11/21/05	50,000.00	20.04	1,002,180.00
11/22/05	15,100.00	20.03	302,434.88
11/23/05	20,000.00	20.18	403,606.00
11/25/05	20,500.00	20.18	413,755.60
11/28/05	15,000.00	19.99	299,787.00
11/29/05	50,000.00	20.32	1,016,035.00
11/30/05	800.00	20.48	16,384.00
12/01/05	38,100.00	21.00	800,214.30
12/05/05	12,000.00	21.01	252,074.40
12/06/05	8,000.00	20.95	167,564.80
12/07/05	50,300.00	20.95	1,053,860.45
12/09/05	63,300.00	21.25	1,345,125.00
12/19/05	12,500.00	20.63	257,815.00
12/20/05	1,900.00	20.89	39,690.05
12/21/05	10,000.00	20.89	208,850.00
12/21/05	2,700.00	20.92	56,495.88
12/22/05	8,100.00	21.02	170,256.33
12/23/05	4,200.00	21.00	88,192.86
12/27/05	12,500.00	20.98	262,232.50
12/28/05	5,400.00	21.00	113,400.00
12/29/05	2,000.00	20.87	41,745.00
12/29/05	1,200.00	20.94	25,131.96
12/30/05	7,800.00	20.80	162,219.72
12/30/05	100.00	20.54	2,053.50
01/03/06	8,000.00	21.14	169,108.00
01/04/06	8,000.00	21.86	174,854.40
01/05/06	8,000.00	21.81	174,480.00
01/06/06	8,000.00	22.50	180,000.00
01/09/06	95,000.00	23.08	2,192,600.00
Totals	598,100.00		12,412,749.44

        Sales

Trade Date	No. of Shares	Price Per Share ($)	Total Cost ($)
11/17/05	2,000	18.3400	36,680.00
12/08/05	5,700	21.0400	119,928.00
Totals	7,700		156,608.00

D.     Interest of Certain Persons in Matters to be Acted Upon

        None of the Nominees or the Alternate Nominee is, or has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, except as set forth below. Stilwell Value Partners III and Messrs. Noonan and Schneider are parties to identical and separate agreements whereby, among other things, each such Nominee has agreed to be nominated to the Board of Directors of the Corporation, Stilwell Value Partners III has agreed to reimburse each such Nominee for his expenses incurred in connection with his nomination to the Board of Directors and indemnify and hold each such Nominee harmless for all damages and claims which may arise in connection with being nominated to the Board of Directors, and Stilwell Value Partners III has issued to each such Nominee an option to purchase 30,000 shares of Common Stock. Copies of these agreements are attached hereto as Exhibit A. Stilwell Value Partners III and Mr. Sarli are parties to an agreement whereby, among other things, Mr. Sarli has agreed to be nominated to the Board of Directors of the Corporation if one of the Nominees is unable to serve, and Stilwell Value Partners III has agreed to reimburse him for his expenses incurred in connection with his nomination to the Board of Directors and indemnify and hold him harmless for all damages and claims which may arise in connection with being nominated to the Board of Directors and to issue him an option to purchase 30,000 shares of Common Stock if he is elected as a director, and to pay him a fee of $10,000 if he is not. A copy of this agreement is attached hereto as Exhibit B.

        Except as otherwise set forth herein, none of the Nominees, the Alternate Nominee, or any of their associates has any arrangement or understanding with any person with respect to any future employment with the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party.

E.     Other information that is required to be disclosed in a solicitation of proxies for the election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act.

1.	Directorships of Other Publicly Owned Companies

                     Messrs. Schneider and Stilwell are currently members of the Board of Directors of American Physicians Capital, Inc., which has a class of equity securities registered under the Exchange Act. Neither Mr. Noonan nor the Alternate Nominee is currently a director of any corporation, partnership or other entity that has a class of equity securities registered under the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

2.	Material Proceedings Adverse to the Corporation

                    There are no material proceedings to which any Nominee, the Alternate Nominee, or any of their associates is a party adverse to the Corporation or any of its subsidiaries. In addition, no Nominee, the Alternate Nominee, or any of their respective associates, has a material interest adverse to the Corporation or any of its subsidiaries.

3.	Positions or Offices with the Corporation

                     None of the Nominees or the Alternate Nominee is an officer of the Corporation.

4.	Transactions in Stock of the Corporation

                     Except for the transactions listed above in C, none of the Nominees or the Alternate Nominee has had any transactions in the Common Stock of the Corporation.

5.	Arrangements or Understandings with Other Persons

                     As described above, Stilwell Value Partners III and Messrs. Noonan and Schneider are parties to identical and separate agreements whereby, among other things, each such Nominee has agreed to be nominated to the Board of Directors of the Corporation, Stilwell Value Partners III has agreed to reimburse each such Nominee for his expenses incurred in connection with his nomination to the Board of Directors and indemnify and hold each such Nominee harmless for all damages and claims which may arise in connection with being nominated to the Board of Directors, and Stilwell Value Partners III has issued to each such Nominee an option to purchase 30,000 shares of Common Stock. Copies of these agreements are attached hereto as Exhibit A. Stilwell Value Partners III and Mr. Sarli are parties to an agreement whereby, among other things, Mr. Sarli has agreed to be nominated to the Board of Directors of the Corporation if one of the Nominees is unable to serve, and Stilwell Value Partners III has agreed to reimburse him for his expenses incurred in connection with his nomination to the Board of Directors and indemnify and hold him harmless for all damages and claims which may arise in connection with being nominated to the Board of Directors and to issue him an option to purchase 30,000 shares of Common Stock if he is elected as a director, and to pay him a fee of $10,000 if he is not. A copy of this agreement is attached hereto as Exhibit B.

                     Except as otherwise set forth herein, none of the Nominees, the Alternate Nominee, or any of their associates has any arrangement or understanding with any person with respect to any future employment with the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party.

6.	Absence of any Family Relationships

                    None of the Nominees or the Alternate Nominee has any family relationship with any director or officer of the Corporation. In addition, there is no family relationship among any of the Nominees or the Alternate Nominee.

7.	Absence of Involvement in Certain Legal Proceedings

                     There are no matters with respect to any Nominee or the Alternate Nominee required to be disclosed under Item 401(f) of Regulation S-K, or Item 5(b)(1)(iii) of Schedule 14A.

8.	Absence of Certain Transactions or Relationships

                     There are no matters with respect to any Nominee, or the Alternate Nominee, required to be disclosed under Items 404(a), 404(b) or 404(c) of Regulation S-K. No Nominee or the Alternate Nominee has any relationship described in Section 303A.02(b) of the NYSE Listed Company Manual relating to director independence.

9.	Section 16 Compliance

                     No Nominee or the Alternate Nominee is currently required to file reports under Section 16 of the Exchange Act with respect to the Common Stock.

Sincerely,
STILWELL VALUE PARTNERS III, L.P.
/s/ Joseph Stilwell Joseph Stilwell Sole and Managing Member of Stilwell Value LLC, General Partner of Stilwell Value Partners III, L.P.

CONSENT OF PROPOSED NOMINEE

        I, Gregory Noonan, hereby consent to be named in the proxy statement of Stilwell Value Partners III, L.P. and its affiliates to be used in connection with its solicitation of proxies from the shareholders of SCPIE Holdings Inc. for use in voting at the 2006 Annual Meeting of Stockholders of SCPIE Holdings Inc., and I hereby consent and agree to serve as a director of SCPIE Holdings Inc. if elected at such Annual Meeting.

/s/ Gregory Noonan
Gregory Noonan

Dated: January 9, 2006

CONSENT OF PROPOSED NOMINEE

        I, Spencer L. Schneider, hereby consent to be named in the proxy statement of Stilwell Value Partners III, L.P. and its affiliates to be used in connection with its solicitation of proxies from the shareholders of SCPIE Holdings Inc. for use in voting at the 2006 Annual Meeting of Stockholders of SCPIE Holdings Inc., and I hereby consent and agree to serve as a director of SCPIE Holdings Inc. if elected at such Annual Meeting.

/s/ Spencer L. Schneider
Spencer Schneider

Dated: 1/9/06

CONSENT OF PROPOSED NOMINEE

        I, Joseph Stilwell, hereby consent to be named in the proxy statement of Stilwell Value Partners III, L.P. and its affiliates to be used in connection with its solicitation of proxies from the shareholders of SCPIE Holdings Inc. for use in voting at the 2006 Annual Meeting of Stockholders of SCPIE Holdings Inc., and I hereby consent and agree to serve as a director of SCPIE Holdings Inc. if elected at such Annual Meeting.

/s/ Joseph Stilwell
Joseph Stilwell

Dated: January 9, 2006

CONSENT OF PROPOSED ALTERNATE NOMINEE

        I, Enrico Sarli, hereby consent to be named in the proxy statement of Stilwell Value Partners III, L.P. and its affiliates to be used in connection with its solicitation of proxies from the shareholders of SCPIE Holdings Inc. for use in voting at the 2006 Annual Meeting of Stockholders of SCPIE Holdings Inc., and I hereby consent and agree to serve as a director of SCPIE Holdings Inc. if elected at such Annual Meeting.

/s/ Enrico Sarli
Enrico Sarli

Dated: January 9, 2006

Exhibit A to Notice of Intent to Nominate

Agreements with Noonan and Schneider

Nominee Agreement

        This Nominee Agreement is made this 9th day of January, 2006, among Stilwell Value Partners III, L.P. (“Stilwell Value Partners III”), having its offices at 26 Broadway, 23rd Floor, New York, New York 10014, and Gregory Noonan, residing at 26 Inverness Court, White Plains, NY 10605 (“Nominee”).

        WHEREAS, Stilwell Value Partners III is the beneficial owner of in excess of 100,000 shares of common stock of SCPIE Holdings, Inc. (“SKP”) and may solicit proxies in order to nominate as many directors as permitted under the law to SKP’s Board of Directors at the 2006 annual shareholders meeting, such nomination being in opposition to SKP’s management’s slate of nominees;

        WHEREAS, Stilwell desires to nominate Noonan to SKP’s Board and Noonan desires to sit on SKP’s Board;

        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

    1.        Nominee hereby agrees to have his name placed in nomination by Stilwell Value Partners III to sit as a director of SKP, and for that purpose, understands and agrees that Stilwell Value Partners III may solicit proxies from shareholders to enable Stilwell Value Partners III to vote their shares for Nominee. Simultaneous with the execution of this Agreement, Nominee shall deliver his written consent to be named in a Stilwell Group proxy statement and to serve as a director of SKP if elected, a copy of which is attached hereto as Exhibit A.

    2.        In consideration thereof, Stilwell Value Partners III, L.P. hereby grants Nominee an option to purchase up to thirty thousand (30,000) shares of SKP common stock on the terms set forth in the stock option agreement annexed hereto as Exhibit B. The exercise price shall be $22.50.

    3.        Stilwell Value Partners III shall reimburse all of Nominee’s actual expenses incurred in connection with the nomination process, including telephone, postage, and travel, however, it being understood that should Nominee be elected as a director, he shall request that SKP reimburse his expenses for attending meetings.

    4.        Stilwell Value Partners III hereby indemnifies and holds the Nominee harmless for all damages and expenses incurred in connection with agreeing to have his name placed in nomination and to have proxies solicited in order to elect him to the Board of Directors of SKP. In addition, Stilwell Value Partners III hereby indemnifies Nominee to the same extent and scope as he is entitled to indemnification pursuant to SKP’s corporate documents or otherwise by law, but Nominee shall first seek indemnification from SKP before he is entitled to be indemnified by Stilwell Value Partners III. If SKP fails or refuses to indemnify or to advance expenses to Nominee upon Nominee’s request for indemnification or reimbursement of expenses, Stilwell Value Partners III shall cover and advance payments to Nominee, but Nominee shall continue to make reasonable efforts to seek payment from SKP and, to the extent he recovers any amounts from SKP, shall reimburse Stilwell Value Partners III. Nominee shall give Stilwell Value Partners III notice of the occurrence of an event as to which he believes he is entitled to indemnification no later than 20 days after Nominee has knowledge of a claim which has been asserted or threatened. Stilwell Value Partners III retains the sole right to select and retain counsel for Nominee.

    5.        Nominee understands that this Agreement may be publicly disclosed by Stilwell Value Partners III.

    6.        This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

STILWELL VALUE PARTNERS III, L.P.
By: Stilwell Value LLC General Partner
/s/ Joseph Stilwell By: Joseph Stilwell Managing and Sole Member
GREGORY NOONAN
/s/ Gregory Noonan Gregory Noonan

Exhibit A to Noonan Nominee Agreement

Consent of Proposed Nominee

        I, Gregory Noonan, hereby consent to be named in the proxy statement of Stilwell Value Partners III, L.P. and its affiliates to be used in connection with its solicitation of proxies from the shareholders of SCPIE Holdings Inc. for use in voting at the 2006 Annual Meeting of Stockholders of SCPIE Holdings Inc., and I hereby consent and agree to serve as a director of SCPIE Holdings Inc. if elected at such Annual Meeting.

/s/ Gregory Noonan
Gregory Noonan

Dated: 1-9-06

Exhibit B to Noonan Nomination Agreement

Stock Option Agreement

        THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of January 9, 2006, by and between Stilwell Value Partners III, L.P., a Delaware limited partnership with offices at 26 Broadway, 23rd floor, New York, New York 10004 ("SVP"), and Gregory Noonan, residing at 26 Inverness Court, White Plains, NY 10605 (the "Optionee").

        WHEREAS, SVP owns in excess of 100,000 shares of the Common Stock (the "Common Stock"), of SCPIE Holdings Inc. ("SKP"); and

        WHEREAS, SVP and certain other parties, acting as a group (the "Stilwell Group"), may solicit proxies for a person or persons nominated by SVP and its affiliates for election to the Board of Directors of SKP (the "Board"); and

        WHEREAS, Optionee has consented to his nomination by the Stilwell Group to the Board and has concurrently with the execution of this Stock Option Agreement entered into a Nominee Agreement with the Stilwell Group (the "Nominee Agreement"); and

        WHEREAS, in consideration of the agreements of Optionee in the Nominee Agreement to stand for election to the Board and to serve if elected, SVP considers it desirable and in its best interests that the Optionee be granted the option to purchase up to an aggregate of Thirty Thousand (30,000) shares of the Common Stock owned by SVP (the "Option Shares"), upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

        1.        Grant of Option. SVP hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of the Option Shares on the terms and conditions set forth herein. The Option shall vest and become exercisable as set forth in Section 4, and the number of shares may be adjusted pursuant to Section 6 hereunder.

        2.        Purchase Price. The purchase price per share of the Option Shares covered by the Option shall be equal to $22.50 per Option Share (subject to adjustment as provided in Section 9 below) (the "Purchase Price").

        3.        Certain Defined Terms. As used in this Option Agreement, the following terms shall have the following meanings:

(a) Closing Sale Price shall mean on any particular date the closing sale price per share of Common Stock on such date on the NYSE, or if there is no such price on such date, then the closing sale price on the NYSE on the date nearest preceding such date.

(b) Expiration Date shall mean the date which is five years after the Vesting Date, or such earlier date on which this Option may terminate in accordance with Section 7, or such other date as the parties mutually agree in writing.

(c) Vesting Date shall mean the date on which the Optionee is seated on the Board.

        4.        Vesting and Exercisability of the Option. The Option shall vest and become exercisable at the Vesting Date, and thereafter shall be exercisable at any time or from time to time in whole or in part on or prior to the Expiration Date.

        5.        Method of Exercising Option.

(a) The Optionee may exercise the Option in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to SVP, specifying therein the number of Option Shares which the Optionee then elects to purchase or with respect to which the Option is being exercised, accompanied by payment of the full Purchase Price for the Option Shares being purchased. The notice of exercise, accompanied by such payment, shall be delivered to SVP at its principal business office. The date on which the notice is given to SVP is hereinafter referred to as the "Date of Exercise." In no event may the Option granted hereunder be exercised for a fraction of an Option Share.

(b) The Optionee may pay the Purchase Price in one of the following manners:

(i) Cash Exercise. The Optionee shall deliver the Purchase Price to SVP in cash or by certified check or bank check or wire transfer of immediately available funds.

(ii) Cashless Exercise. The Optionee shall surrender this Option to SVP together with a notice of cashless exercise, in which event SVP shall issue to the Optionee the number of Option Shares determined as follows:

X = (Y* (A-B))/A

where:

X = the number of Option Shares to be issued to the Optionee;

Y = the number of Option Shares with respect to which this Option is being exercised;

A = the average of the Closing Sale Prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Date of Exercise.

B = the Purchase Price (as adjusted to the date of such calculation).

(c) As soon as practicable after receipt by SVP of a notice of exercise and of payment in full of the Purchase Price of all the Option Shares with respect to which the Option has been exercised, SVP shall transfer the Option Shares being purchased to the Optionee.

        6.        Adjusted Option Shares. The number of Option Shares granted hereunder shall be reduced by an amount equal to fifty percent (50%) of the value of all common stock options and common stock grants received by Nominee from SKP prior to the Exercise Date, including any stock options that were exercised prior to the Exercise Date (the "Grant Shares"); the number of Option Shares resulting after computing the foregoing reduction shall be referred to hereinafter as the "Adjusted Option Shares". By way of illustration, the Adjusted Option Shares is calculated as follows: Assume (for ease of illustration) the Purchase Price hereunder is $10.00 and the option exercise price on Grant Shares received from SKP is $14.00. Assume (for ease of illustration) the number of Option Shares hereunder is 2,000 and the number of Grant Shares covered by options granted by SKP is 1,000. Assume the value of "A" used in the equation in Section 5(b)(ii) above is $20.00. Under this illustration, the adjustment value ("Adjustment Value") shall equal 50% of $6.00 ($6.00 being the value of the options received from SKP as of the Exercise Date based on the spread between "A" and the option exercise price), or $3.00 per share. To further calculate the Adjusted Option Shares, subtract the product of the Adjustment Value and the number of Grant Shares from the product of the Purchase Price hereunder and the number of Option Shares granted hereunder. Thus,

($10*2,000) - ($3*1,000) = $20,000 - $3,000 = $17,000.

Divide the resulting figure by the Purchase Price hereunder to yield the number of Adjusted Option Shares:

$17,000/$10 = 1,700 shares

To determine the Adjusted Option Shares with respect to Grant Shares subject to stock grants (as opposed to options) received by the Optionee from SKP, use the above formula except that the Adjustment Value shall equal 50% of the market price of such Grant Shares as of the Exercise Date.

Unvested Grant Shares shall not be considered in determining the Adjusted Option Shares. Additionally, in no case shall the calculation of Adjusted Option Shares result in a negative figure whereby Nominee would owe anything to SVP.

        7.        Termination of Option. Except as otherwise stated herein, the Option, to the extent not theretofore exercised, shall terminate on the Expiration Date or, if earlier, upon the first of the occurrence of any of the following events, unless SVP otherwise elects in writing:

(a) In the event of Optionee's withdrawal from the election for the Board;

(b) In the event of Optionee becoming ineligible to be elected to the Board for any reason; or

(c) In the event of Optionee's resignation from the Board or removal from the Board.

        8.        Adjustments. If prior to the exercise of any portion of the Option SKP shall have effected one or more stock splits, reverse stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or similar events, the number of Option Shares subject to this Option and the Purchase Price shall be equitably adjusted as determined by SVP in good faith. SVP shall give notice of each adjustment or readjustment of the Purchase Price or the number of Option Shares to the Optionee.

        9.        Restrictions. The holder of this Option, by acceptance hereof, represents, warrants and covenants that this Option and the right to purchase the Option Shares is personal to the holder and shall not be transferred to any other person, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Optionee may, at any time and from time to time, transfer all or any part of his rights under this Option and the right to purchase the Option Shares in accordance with the terms of this Option Agreement to his spouse or children, or to a trust created by the Optionee for the benefit of the Optionee or his immediate family or to a corporation or other entity controlled by the Optionee and in which the Optionee or members of his immediate family beneficially own all of the economic interests.

        10.        No Rights as Optionee. Nothing contained herein shall be construed to confer upon the Optionee any right to be nominated by the Stilwell Group to the Board or, if elected, to continue to serve on the Board.

        11.        Withholding. In the event that the Optionee elects to exercise this Option or any part thereof, and if SVP shall be required to withhold any amounts by reason of any federal, state or local tax laws, rules or regulations in respect of the issuance of Option Shares to the Optionee pursuant to the Option, SVP shall be entitled to deduct and withhold such amounts from any payments to be made to the Optionee. In any event, the Optionee shall make available to SVP promptly when requested by SVP sufficient funds to meet the requirements of such withholding; and SVP shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to SVP out of any funds or property due or to become due to the Optionee. Notwithstanding the foregoing, the Optionee may request SVP not to withhold any or all of the amounts otherwise required to be withheld; provided that the Optionee provides SVP with sufficient documentation as may be required by federal, state or local tax laws, rules or regulations supporting his request that such amount is not required to be withheld, in which case SVP may, in its reasonable discretion, reduce such withholding amounts to the extent permitted by applicable laws, rules and regulations.

        12.        Validity and Construction. This Option shall be governed by and construed and enforced in accordance with the laws of the State of New York.

        13.        Amendment: This Agreement may be amended only in a writing signed on behalf of SVP and the Optionee.

        14.        Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to SVP, at its office address set forth at the beginning of this Agreement, Attention: Mr. Joseph Stilwell, or at such other address as SVP by notice to the Optionee may designate in writing from time to time; and if to the Optionee, at his address set forth at the beginning of this Agreement, or at such other address as the Optionee by notice to SVP may designate in writing from time to time. Notices shall be effective upon receipt.

        15.        Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successor, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

        16.        Reservation and Ownership of Option Shares. At all times during the period the Option is exercisable SVP shall own and make available for transfer on exercise of the Option a number of shares of Common Stock necessary to satisfy its obligations under the terms of this Option Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement as of the date set forth above.

STILWELL VALUE PARTNERS III, L.P.
By: Stilwell Value LLC
By /s/ Joseph Stilwell Joseph Stilwell Managing Member

ACCEPTED:

/s/ Gregory Noonan
Gregory Noonan

Nominee Agreement

        This Nominee Agreement is made this 9th day of January, 2006, among Stilwell Value Partners III, L.P. (“Stilwell Value Partners III”), having its offices at 26 Broadway, 23rd Floor, New York, New York 10014, and Spencer Schneider, residing at 10 Waterside Plaza, New York, NY 10010 (“Nominee”).

        WHEREAS, Stilwell Value Partners III is the beneficial owner of in excess of 100,000 shares of common stock of SCPIE Holdings, Inc. (“SKP”) and may solicit proxies in order to nominate as many directors as permitted under the law to SKP’s Board of Directors at the 2006 annual shareholders meeting, such nomination being in opposition to SKP’s management’s slate of nominees;

        WHEREAS, Stilwell desires to nominate Schneider to SKP’s Board and Schneider desires to sit on SKP’s Board;

        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

    1.        Nominee hereby agrees to have his name placed in nomination by Stilwell Value Partners III to sit as a director of SKP, and for that purpose, understands and agrees that Stilwell Value Partners III may solicit proxies from shareholders to enable Stilwell Value Partners III to vote their shares for Nominee. Simultaneous with the execution of this Agreement, Nominee shall deliver his written consent to be named in a Stilwell Group proxy statement and to serve as a director of SKP if elected, a copy of which is attached hereto as Exhibit A.

    2.        In consideration thereof, Stilwell Value Partners III, L.P. hereby grants Nominee an option to purchase up to thirty thousand (30,000) shares of SKP common stock on the terms set forth in the stock option agreement annexed hereto as Exhibit B. The exercise price shall be $22.50.

    3.        Stilwell Value Partners III shall reimburse all of Nominee’s actual expenses incurred in connection with the nomination process, including telephone, postage, and travel, however, it being understood that should Nominee be elected as a director, he shall request that SKP reimburse his expenses for attending meetings.

    4.        Stilwell Value Partners III hereby indemnifies and holds the Nominee harmless for all damages and expenses incurred in connection with agreeing to have his name placed in nomination and to have proxies solicited in order to elect him to the Board of Directors of SKP. In addition, Stilwell Value Partners III hereby indemnifies Nominee to the same extent and scope as he is entitled to indemnification pursuant to SKP’s corporate documents or otherwise by law, but Nominee shall first seek indemnification from SKP before he is entitled to be indemnified by Stilwell Value Partners III. If SKP fails or refuses to indemnify or to advance expenses to Nominee upon Nominee’s request for indemnification or reimbursement of expenses, Stilwell Value Partners III shall cover and advance payments to Nominee, but Nominee shall continue to make reasonable efforts to seek payment from SKP and, to the extent he recovers any amounts from SKP, shall reimburse Stilwell Value Partners III. Nominee shall give Stilwell Value Partners III notice of the occurrence of an event as to which he believes he is entitled to indemnification no later than 20 days after Nominee has knowledge of a claim which has been asserted or threatened. Stilwell Value Partners III retains the sole right to select and retain counsel for Nominee.

    5.        Nominee understands that this Agreement may be publicly disclosed by Stilwell Value Partners III.

    6.        This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

STILWELL VALUE PARTNERS III, L.P.
By: STILWELL VALUE LLC General Partner
/s/ Joseph Stilwell By: Joseph Stilwell Managing and Sole Member
SPENCER SCHNEIDER
/s/ Spencer Schneider

Exhibit A to Schneider Nominee Agreement

Consent of Proposed Nominee

        I, Spencer Schneider, hereby consent to be named in the proxy statement of Stilwell Value Partners III, L.P. and its affiliates to be used in connection with its solicitation of proxies from the shareholders of SCPIE Holdings Inc. for use in voting at the 2006 Annual Meeting of Stockholders of SCPIE Holdings Inc., and I hereby consent and agree to serve as a director of SCPIE Holdings Inc. if elected at such Annual Meeting.

/s/ Spencer Schneider
Spencer Schneider

Dated: 1/9/06

Exhibit B to Schneider Nomination Agreement

Stock Option Agreement

        THIS STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into as of January 9, 2006, by and between Stilwell Value Partners III, L.P., a Delaware limited partnership with offices at 26 Broadway, 23rd floor, New York, New York 10004 (“SVP”), and Spencer Schneider, residing at 10 Waterside Plaza, New York, NY 10010 (the “Optionee”).

        WHEREAS, SVP owns in excess of 100,000 shares of the Common Stock (the "Common Stock"), of SCPIE Holdings Inc. ("SKP"); and

        WHEREAS, SVP and certain other parties, acting as a group (the "Stilwell Group"), may solicit proxies for a person or persons nominated by SVP and its affiliates for election to the Board of Directors of SKP (the "Board"); and

        WHEREAS, Optionee has consented to his nomination by the Stilwell Group to the Board and has concurrently with the execution of this Stock Option Agreement entered into a Nominee Agreement with the Stilwell Group (the "Nominee Agreement"); and

        WHEREAS, in consideration of the agreements of Optionee in the Nominee Agreement to stand for election to the Board and to serve if elected, SVP considers it desirable and in its best interests that the Optionee be granted the option to purchase up to an aggregate of Thirty Thousand (30,000) shares of the Common Stock owned by SVP (the "Option Shares"), upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

        1.        Grant of Option. SVP hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of the Option Shares on the terms and conditions set forth herein. The Option shall vest and become exercisable as set forth in Section 4, and the number of shares may be adjusted pursuant to Section 6 hereunder.

        2.        Purchase Price. The purchase price per share of the Option Shares covered by the Option shall be equal to $22.50 per Option Share (subject to adjustment as provided in Section 9 below) (the "Purchase Price").

        3.        Certain Defined Terms. As used in this Option Agreement, the following terms shall have the following meanings:

(a) Closing Sale Price shall mean on any particular date the closing sale price per share of Common Stock on such date on the NYSE, or if there is no such price on such date, then the closing sale price on the NYSE on the date nearest preceding such date.

(b) Expiration Date shall mean the date which is five years after the Vesting Date, or such earlier date on which this Option may terminate in accordance with Section 7, or such other date as the parties mutually agree in writing.

(c) Vesting Date shall mean the date on which the Optionee is seated on the Board.

        4.        Vesting and Exercisability of the Option. The Option shall vest and become exercisable at the Vesting Date, and thereafter shall be exercisable at any time or from time to time in whole or in part on or prior to the Expiration Date.

        5.        Method of Exercising Option.

(a) The Optionee may exercise the Option in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to SVP, specifying therein the number of Option Shares which the Optionee then elects to purchase or with respect to which the Option is being exercised, accompanied by payment of the full Purchase Price for the Option Shares being purchased. The notice of exercise, accompanied by such payment, shall be delivered to SVP at its principal business office. The date on which the notice is given to SVP is hereinafter referred to as the "Date of Exercise." In no event may the Option granted hereunder be exercised for a fraction of an Option Share.

(b) The Optionee may pay the Purchase Price in one of the following manners:

(i) Cash Exercise. The Optionee shall deliver the Purchase Price to SVP in cash or by certified check or bank check or wire transfer of immediately available funds.

(ii) Cashless Exercise. The Optionee shall surrender this Option to SVP together with a notice of cashless exercise, in which event SVP shall issue to the Optionee the number of Option Shares determined as follows:

X = (Y* (A-B))/A

where:

X = the number of Option Shares to be issued to the Optionee;

Y = the number of Option Shares with respect to which this Option is being exercised;

A = the average of the Closing Sale Prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Date of Exercise.

B = the Purchase Price (as adjusted to the date of such calculation).

(c) As soon as practicable after receipt by SVP of a notice of exercise and of payment in full of the Purchase Price of all the Option Shares with respect to which the Option has been exercised, SVP shall transfer the Option Shares being purchased to the Optionee.

        6.        Adjusted Option Shares. The number of Option Shares granted hereunder shall be reduced by an amount equal to fifty percent (50%) of the value of all common stock options and common stock grants received by Nominee from SKP prior to the Exercise Date, including any stock options that were exercised prior to the Exercise Date (the "Grant Shares"); the number of Option Shares resulting after computing the foregoing reduction shall be referred to hereinafter as the "Adjusted Option Shares". By way of illustration, the Adjusted Option Shares is calculated as follows: Assume (for ease of illustration) the Purchase Price hereunder is $10.00 and the option exercise price on Grant Shares received from SKP is $14.00. Assume (for ease of illustration) the number of Option Shares hereunder is 2,000 and the number of Grant Shares covered by options granted by SKP is 1,000. Assume the value of "A" used in the equation in Section 5(b)(ii) above is $20.00. Under this illustration, the adjustment value ("Adjustment Value") shall equal 50% of $6.00 ($6.00 being the value of the options received from SKP as of the Exercise Date based on the spread between "A" and the option exercise price), or $3.00 per share. To further calculate the Adjusted Option Shares, subtract the product of the Adjustment Value and the number of Grant Shares from the product of the Purchase Price hereunder and the number of Option Shares granted hereunder. Thus,

($10*2,000) - ($3*1,000) = $20,000 - $3,000 = $17,000.

Divide the resulting figure by the Purchase Price hereunder to yield the number of Adjusted Option Shares:

$17,000/$10 = 1,700 shares

To determine the Adjusted Option Shares with respect to Grant Shares subject to stock grants (as opposed to options) received by the Optionee from SKP, use the above formula except that the Adjustment Value shall equal 50% of the market price of such Grant Shares as of the Exercise Date.

Unvested Grant Shares shall not be considered in determining the Adjusted Option Shares. Additionally, in no case shall the calculation of Adjusted Option Shares result in a negative figure whereby Nominee would owe anything to SVP.

        7.        Termination of Option. Except as otherwise stated herein, the Option, to the extent not theretofore exercised, shall terminate on the Expiration Date or, if earlier, upon the first of the occurrence of any of the following events, unless SVP otherwise elects in writing:

(a) In the event of Optionee's withdrawal from the election for the Board;

(b) In the event of Optionee becoming ineligible to be elected to the Board for any reason; or

(c) In the event of Optionee's resignation from the Board or removal from the Board.

        8.        Adjustments. If prior to the exercise of any portion of the Option SKP shall have effected one or more stock splits, reverse stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or similar events, the number of Option Shares subject to this Option and the Purchase Price shall be equitably adjusted as determined by SVP in good faith. SVP shall give notice of each adjustment or readjustment of the Purchase Price or the number of Option Shares to the Optionee.

        9.        Restrictions. The holder of this Option, by acceptance hereof, represents, warrants and covenants that this Option and the right to purchase the Option Shares is personal to the holder and shall not be transferred to any other person, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Optionee may, at any time and from time to time, transfer all or any part of his rights under this Option and the right to purchase the Option Shares in accordance with the terms of this Option Agreement to his spouse or children, or to a trust created by the Optionee for the benefit of the Optionee or his immediate family or to a corporation or other entity controlled by the Optionee and in which the Optionee or members of his immediate family beneficially own all of the economic interests.

        10.        No Rights as Optionee. Nothing contained herein shall be construed to confer upon the Optionee any right to be nominated by the Stilwell Group to the Board or, if elected, to continue to serve on the Board.

        11.        Withholding. In the event that the Optionee elects to exercise this Option or any part thereof, and if SVP shall be required to withhold any amounts by reason of any federal, state or local tax laws, rules or regulations in respect of the issuance of Option Shares to the Optionee pursuant to the Option, SVP shall be entitled to deduct and withhold such amounts from any payments to be made to the Optionee. In any event, the Optionee shall make available to SVP promptly when requested by SVP sufficient funds to meet the requirements of such withholding; and SVP shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to SVP out of any funds or property due or to become due to the Optionee. Notwithstanding the foregoing, the Optionee may request SVP not to withhold any or all of the amounts otherwise required to be withheld; provided that the Optionee provides SVP with sufficient documentation as may be required by federal, state or local tax laws, rules or regulations supporting his request that such amount is not required to be withheld, in which case SVP may, in its reasonable discretion, reduce such withholding amounts to the extent permitted by applicable laws, rules and regulations.

        12.        Validity and Construction. This Option shall be governed by and construed and enforced in accordance with the laws of the State of New York.

        13.        Amendment: This Agreement may be amended only in a writing signed on behalf of SVP and the Optionee.

        14.        Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to SVP, at its office address set forth at the beginning of this Agreement, Attention: Mr. Joseph Stilwell, or at such other address as SVP by notice to the Optionee may designate in writing from time to time; and if to the Optionee, at his address set forth at the beginning of this Agreement, or at such other address as the Optionee by notice to SVP may designate in writing from time to time. Notices shall be effective upon receipt.

        15.        Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successor, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

        16.        Reservation and Ownership of Option Shares. At all times during the period the Option is exercisable SVP shall own and make available for transfer on exercise of the Option a number of shares of Common Stock necessary to satisfy its obligations under the terms of this Option Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement as of the date set forth above.

STILWELL VALUE PARTNERS III, L.P.
By: Stilwell Value LLC
By /s/ Joseph Stilwell Joseph Stilwell Managing Member

ACCEPTED:

/s/ Spencer Schneider
Spencer Schneider

Exhibit B to Notice of Intent to Nominate

Agreement with Enrico Sarli

Nominee Agreement

        This Nominee Agreement is made as of this 9th day of January, 2006, among Stilwell Value Partners III, L.P. (“Stilwell Value Partners III”), having its offices at 26 Broadway, 23rd Floor, New York, New York 10014, and Enrico Sarli, residing at 45 Pennebrook Lane, Carmel, New York 10521 (“Nominee”).

        WHEREAS, Stilwell Value Partners III is the beneficial owner of in excess of 100,000 shares of common stock of SCPIE Holdings, Inc. (“SKP”) and intends to solicit proxies in order to nominate three directors to SKP’s Board of Directors at the 2006 annual shareholders meeting, such nomination being in opposition to SKP’s management’s slate of nominees;

        WHEREAS, Stilwell also desires to nominate Nominee as an alternate nominee to SKP’s Board for the 2006 annual shareholders meeting only;

        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

    1.        Nominee hereby agrees to have his name placed in nomination by Stilwell Value Partners III as an alternate nominee to sit as a director of SKP for the 2006 annual shareholders meeting only, and for that purpose, understands and agrees that Stilwell Value Partners III may solicit proxies from shareholders to enable Stilwell Value Partners III to vote their shares for Nominee. Simultaneous with the execution of this Agreement, Nominee shall deliver his written consent to be named in a Stilwell Group nomination letter, proxy statement and to serve as a director of SKP if elected, a copy of which is attached hereto as Exhibit A.

    2.        In consideration hereof for agreeing to be named as an alternate nominee and to sit as a director if nominated and elected, Stilwell Value Partners III agrees that (a) if Nominee is seated as a director at the 2006 annual shareholders meeting, it shall grantNominee an option to purchase up to thirty thousand (30,000) shares of SKP common stock at the exercise price of be $22.50 per share, pursuant to an option agreement to be entered into, or (b) should Nominee not be seated as a director at the 2006 annual shareholder’s meeting, and does not withdraw his name from nomination, it shall pay Nominee $10,000.00

    3.        Stilwell Value Partners III shall reimburse all of Nominee’s actual expenses incurred in connection with the nomination process, including telephone, postage, and travel, however, it being understood that should Nominee be elected as a director, he shall request that SKP reimburse his expenses for attending meetings.

    4.        Stilwell Value Partners III hereby indemnifies and holds the Nominee harmless for all damages and expenses incurred in connection with agreeing to have his name placed in nomination and to have proxies solicited in order to elect him to the Board of Directors of SKP. In addition, Stilwell Value Partners III hereby indemnifies Nominee to the same extent and scope as he is entitled to indemnification pursuant to SKP’s corporate documents or otherwise by law, but Nominee shall first seek indemnification from SKP before he is entitled to be indemnified by Stilwell Value Partners III. If SKP fails or refuses to indemnify or to advance expenses to Nominee upon Nominee’s request for indemnification or reimbursement of expenses, Stilwell Value Partners III shall cover and advance payments to Nominee, but Nominee shall continue to make reasonable efforts to seek payment from SKP and, to the extent he recovers any amounts from SKP, shall reimburse Stilwell Value Partners III. Nominee shall give Stilwell Value Partners III notice of the occurrence of an event as to which he believes he is entitled to indemnification no later than 20 days after Nominee has knowledge of a claim which has been asserted or threatened. Stilwell Value Partners III retains the sole right to select and retain counsel for Nominee.

    5.        Nominee understands that this Agreement may be publicly disclosed by Stilwell Value Partners III.

    6.        This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

STILWELL VALUE PARTNERS III, L.P. By: STILWELL VALUE LLC General Partner
/s/ Joseph Stilwell
By: Joseph Stilwell Managing and Sole Member
ENRICO SARLI /s/ Enrico Sarli

Exhibit A to Sarli Nominee Agreement

Consent of Proposed Nominee

        I, Enrico Sarli, hereby consent to be named in the proxy statement of Stilwell Value Partners III, L.P. and its affiliates to be used in connection with its solicitation of proxies from the shareholders of SCPIE Holdings Inc. for use in voting at the 2006 Annual Meeting of Stockholders of SCPIE Holdings Inc., and I hereby consent and agree to serve as a director of SCPIE Holdings Inc. if elected at such Annual Meeting.

/s/ Enrico Sarli
Enrico Sarli

Dated: 1/9/06